                                                                                                Exhibit 99

CONTACT:
Stewart E. McClure, Jr.	Gerard Riker
President and Chief Executive Officer	EVP and Chief Financial Officer
(908) 630- 5000	(908) 630-5018

PRESS RELEASE FOR IMMEDIATE RELEASE

SOMERSET HILLS BANCORP REPORTS FINAL FOURTH QUARTER
AND YEAR END RESULTS

BERNARDSVILLE, NJ - February 9, 2006… Somerset Hills Bancorp (NASDAQ:  “SOMH” and SOMHW”) today announced its final fourth quarter and year end results of operations. The Company reaffirmed the operating results it had previously released on February 2, but revised its net results of operations to reflect a $449,000 reversal of the valuation allowance for taxes and the impact of this change on the Company’s income statement and balance sheet.

As revised, the Company reported net income of $1,052,000 and $2,115,000 for the quarter and year ended December 31, 2005, respectively, compared to net income of $414,000 and $1,359,000 for the respective year ago periods. Net income was $0.28 per diluted share and $0.56 per diluted share for the quarter and year ended December 31, 2005, respectively compared to $0.11 per diluted share and $0.37 per diluted share for the quarter and year ended December 31, 2004. The Company’s return on average equity was 17.01 percent and return on average assets was 1.78 percent for the fourth quarter of 2005, compared to 7.23 percent and 0.89 percent respectively in the year ago period. For the year ended December 31, 2005, the Company’s return on average equity was 8.82 percent and return on average assets was 1.00 percent, respectively, compared to 6.09 percent and 0.76 percent for the year ended December 31, 2004.

As previously reported, Somerset Hills Bancorp also declared a cash dividend of $.02 per share payable February 24, 2006 to shareholders of record as of February 13, 2006.

Stewart E. McClure, Jr., President and Chief Executive Officer said, “We are extremely pleased that at a time when most of the industry is feeling pressure on their net interest margin, ours has significantly improved to 4.48% in the fourth quarter.  This is partially a result of core deposits growing to 90 percent of total deposits, which in turn is based on our strong brand of old fashioned relationship banking built on outstanding personal service and some of the best products available in our market area.”

Also as previously reported, at December 31, 2005, loans increased $34.1 million, or 26.0 percent, to $165.1 million from $131.0 million when compared to the year ended December 31, 2004.  At December 31, 2005, deposits increased $53.3 million, or 34.4 percent, to $208.2 million from $154.9 million when compared to the year ended December 31, 2004.

At December 31, 2005, total assets were $245.9 million, up from $181.9 million at December 31, 2004, a 35.2 percent increase.

Included with this release is certain summary balance sheet, income statement and performance data.

Somerset Hills Bancorp is a bank holding company formed in January 2001 which owns all of the common stock of Somerset Hills Bank, a full service commercial bank with offices in Bernardsville, Mendham, Morristown, and Summit, New Jersey.  It has announced plans to open three additional offices in Madison, Stirling, and Long Valley.  Somerset Hills Bank focuses its lending activities on small to medium sized businesses, high net worth individuals, professional practice, and consumer and retail customers.  The Bank operates a licensed mortgage company subsidiary, Sullivan Financial Services, Inc. and also operates Somerset Hills Wealth Management Services, LLC, a wholly owned subsidiary licensed to provide financial services, including financial planning, insurance (life, health, property and casualty), mutual funds and annuities for individuals and commercial accounts, and Somerset Hills Title Group, LLC, which, with its partner, Property Title Group, provides title services in connection with the closing of real estate transactions.  The common stock of the Company is traded on NASDAQ under the symbol SOMH and the Company’s warrants are traded under the symbol SOMHW.  You can visit our website at www.somersethillsbank.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Those statements are subject to known and unknown risk, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements.  We based the forward-looking statements on various factors and using numerous assumptions.  Important factors that may cause actual results to differ from those contemplated by forward-looking statements include, for example, the success or failure of our efforts to implement our business strategy, the effect of changing economic conditions and, in particular, changes in interest rates, changes in government regulations, tax rates and similar matters, our ability to attract and retain quality employees, and other risks which may be described in our future filings with SEC.

SOMERSET HILLS BANCORP
Balance Sheets
(in thousands, except for share data)
	December 31, 2005	December 31, 2004
	(Unaudited)

ASSETS

Cash and due from banks	$10,218	$5,000
Interest bearing deposits	103	85
Federal funds sold	-	-
Total cash and cash equivalents	10,321	5,085

Loans held for sale,net	15,380	10,328
Investment securities held to maturity (Market value	9,366	5,847
$ 9,372 in 2005 and $ 5,862 in 2004)
Investment securities available- for- sale	31,899	17,484

Loans receivable	167,301	132,871
less allowance for loan losses	(2,029)	(1,634)
deferred fees	(154)	(198)
Net loans receivable	165,118	131,039

Premises and equipment, net	4,679	4,231
Goodwill, net	1,191	1,191
Bank owned life insurance	5,533	5,341
Accrued interest receivable	1,135	652
Deferred tax asset	889	149
Other assets	415	529
Total assets	$245,926	$181,876

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits
Non-interest bearing deposits-demand	$45,667	$37,061
Interest bearing deposits-NOW,
money market and savings	141,846	94,066
Certificates of deposit, under $100,000	14,034	16,819
Certificates of deposit, $100,000 and over	6,697	6,929
Total deposits	208,244	154,875

Federal Home Loan Bank advances	10,600	3,200
Accrued interest payable	252	88
Other liabilities	1,525	665
Total liabilities	220,621	158,828
Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock-1,000,000 shares authorized; none issued	-	-
*Common stock- authorized, 9,000,000 shares
of no par value;issued and outstanding,
3,263,132 shares in 2005 and 3,201,920 in 2004	24,389	23,940
Retained earnings (Accumulated deficit)	1,223	(827)
Accumulated other comprehensive loss income	(307)	(65)
Total stockholders` equity	25,305	23,048
Total liabilities and
stockholders' equity	$245,926	$181,876

*Restated to reflect 5% stock dividend

SOMERSET HILLS BANCORP
Statement of Operations
(in thousands, except per share data)

	Three months ended	Three months ended	Twelve months ended	Twelve months ended
	Dec. 31, 2005	Dec. 31, 2004	Dec. 31, 2005	Dec. 31, 2004
	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME

Loans, including fees	$3,043	$2,027	$10,152	$7,128
Federal funds sold	11	19	181	67
Investment securities	415	252	1,239	998
Cash and due from banks	5	4	33	9
Total interest income	3,474	2,302	11,605	8,202

INTEREST EXPENSE
Deposits	963	512	3,089	1,962
Federal Funds Purchased	4	-	4	2
Federal Home Loan Bank advances	48	13	101	55
Total interest expense	1,015	525	3,194	2,019

Net Interest Income	2,459	1,777	8,411	6,183

PROVISION FOR LOAN LOSSES	143	75	392	225

Net interest income after provision for
loan losses	2,316	1,702	8,019	5,958

NON-INTEREST INCOME
Service fees on deposit accounts	70	75	273	289
Gains on sales of mortgage loans, net	630	475	2,251	2,183
Gains (losses) on sales of investment securities, net	-	9	(2)	9
Other income	110	109	417	364
Total Non-Interest Income	810	668	2,939	2,845

NON-INTEREST EXPENSE
Salaries and employee benefits	1,088	937	4,192	3,707
Occupancy expense	336	334	1,397	1,242
Advertising & business promotions	144	166	540	504
Printing stationery and supplies	69	59	250	204
Data processing	99	74	379	288
Other operating expense	436	344	1,656	1,386
Total Non-Interest Expense	2,172	1,914	8,414	7,331

Income before provision for taxes	954	456	2,544	1,472

PROVISION FOR INCOME TAX	(98)	42	429	113

Net income	$1,052	$414	$2,115	$1,359

Per share data
Net income - basic	$0.32	$0.13	$0.65	$0.42
Net income - diluted	$0.28	$0.11	$0.56	$0.37

Per share data reflects a 5% stock
dividend which was effective June 30, 2005

SOMERSET HILLS BANCORP
Selected Consolidated Financial Data
(Unaudited)

($ in thousands except per share data)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004

Income Statement Data:

Interest income	$3,474	$2,302	$11,605	$8,202
Interest expense	1,015	525	3,194	2,019
Net interest income	1,015	1,777	8,411	6,183
Provision for loan losses	143	75	392	225
Net interest income after prov. for loan losses	2,316	1,702	8,019	5,958
Non-interest income	810	668	2,939	2,845
Non-interest expense	2,172	1,914	8,414	7,331
Income before income taxes	954	456	2,544	1,472
Income tax expense	(98)	42	429	113
Net income	$1,052	$414	$2,115	$1,359

Balance Sheet Data:

Total assets			$245,926	$181,876
Loans, net			165,118	131,039
Loans held for sale			15,380	10,328
Allowance for loan losses			(2,029)	(1,634)
Investment securities held to maturity			9,366	5,847
Investment securities held for sale			31,899	17,484
Deposits			208,244	154,875
Shareholders' equity			25,305	23,048

Performance Ratios:

Return on average assets	1.78%	0.89%	1.00%	0.76%
Return on average equity	17.01%	7.23%	8.82%	6.09%
Net interest margin	4.48%	4.14%	4.32%	3.78%
Efficiency ratio	66.4%	78.3%	74.1%	81.2%

Asset Quality:

Nonaccrual loans			0	0
OREO property			0	0
Net charge-offs (recoveries)			(4)	8
Allowance for loan losses to total loans			1.21%	1.23%
Nonperforming loans to total loans			0.00%	0.00%

Per Share Data:

Earnings per share- Basic	$0.32	$0.13	$0.65	$0.42
Earnings per share- Diluted	$0.28	$0.11	$0.56	$0.37
Book value per share			7.75	7.20
Tangible book value			7.39	6.83